UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2012

PHILIP MORRIS INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the current report on Form 8-K filed by Philip Morris International Inc. (the “Company”) on May 10, 2012, Mr. Hermann Waldemer, Chief Financial Officer of the Company, will retire and will be succeeded by Mr. Jacek Olczak, currently President, European Union Region of the Company, effective August 1, 2012. Mr. Olczak, age 47, has been employed by the Company in various capacities during the past five years.

In connection with his appointment as Chief Financial Officer, effective August 1, 2012, Mr. Olczak’s compensation will be as follows:

-	Mr. Olczak will be promoted to salary Band B;

-	Mr. Olczak will receive a base annual salary of CHF 954,005;

-	Mr. Olczak’s annual incentive award target will be 180% of his annual base salary; and

-	Mr. Olczak’s stock award target will be 270% of his annual base salary.

Mr. Olczak will be eligible to participate in the same compensation programs as our named executive officers, as more fully described under the “Compensation Discussion and Analysis” section of the Company’s proxy statement as filed with the SEC on March 30, 2012 (such description is incorporated by reference herein.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ JERRY WHITSON
Name:	Jerry Whitson
Title:	Deputy General Counsel and Corporate Secretary

DATE: July 12, 2012